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     [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]











                                                      FILE NUMBER



                                       October 18, 2001


The Korean Investment Fund, Inc.
1345 Avenue of the Americas
New York, New York 10105

    Re:  Registration Statement on Form N-1A:
         1933 Act File No.:  333-68338
         1940 Act File No.:  811-6467

Ladies and Gentlemen:

         We have served as Maryland counsel to The Korean Investment Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company, which is to convert (the "Conversion") under the 1940 Act to an open-end management investment company (the "Company"). This opinion is given in connection with the filing by the Company of the above-referenced Registration Statement on Form N-1A (the "Registration Statement") with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, relating to the registration of an indefinite number of shares of Common Stock, $.001 par value per share ("Common Stock"), of the Company, classified as shares of
(a) Class A Common Stock (the "Class A Shares"), (b) Class B Common Stock (the "Class B Shares") and (c) Class C Common Stock (the "Class C Shares," and together with the Class A Shares and the Class B Shares, collectively referred to as the "Shares").

         In connection with our representation of the Company, and as a basis for the opinion set forth below, we have examined



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originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. The Registration Statement, and all amendments thereto, including the form of prospectus included therein (the
"Prospectus");

         2. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

         4. The form of Articles of Amendment and Restatement to be in effect as of the time of the Conversion (the "Amended
Charter"), certified as of the date hereof by an officer of the Company;

         5. The form of Amended and Restated Bylaws of the Company adopted as of the effective time of the Conversion, certified as of the date hereof by an officer of the Company;

         6. A certificate, dated as of a recent date, of the SDAT as to the good standing of the Company;

         7. Resolutions adopted by the Board of Directors of the Company relating to the sale and issuance of the Shares (the
"Resolutions"), certified as of the date hereof by an officer of the Company;

         8. A certificate executed by an officer of the Company, dated as of the date hereof; and

         9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.



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         3.   Each of the parties (other than the Company)
executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

         4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

         5. The Amended Charter will be filed with, and accepted for record by, the SDAT prior to the issuance of any of the Shares.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Shares have been duly authorized and (assuming that upon any issuance of Shares the total number of Shares of each class issued and outstanding will not exceed the total number of Shares of each class that the Company is then authorized to issue under the Amended Charter) when sold, issued and paid for pursuant to the Resolutions and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to the 1940 Act. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

         The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact


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that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                               Very truly yours,




                              /s/ Ballard Spahr Andrew
                                    & Ingersoll, LLP




































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